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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

                         Date of Report: July 24, 1998

                         Commission File No.: 0-21255



                           IAS COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter.)

                Oregon                                 91-1063549
       (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization.)           Identification No.)

          185 - 10751 Shellbridge Way, Richmond, B.C., Canada V6X 2W8
                   (Address of principal executive offices.)

                                (604) 278-5996
             (Registrant's telephone number, including area code.)

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Item 9.  Sales of Equity Securities Pursuant to Regulation S.

Set forth below is information regarding the issuance and sales of securities of the Company without registration under the Securities Act occurring since July 25, 1997. None of the sales of securities described below involved the use of an underwriter and no commissions were paid in connection with the sale of any such securities.

On July 9, 1998, the Company sold 302,000 Units at a price of $1.75 per unit ("the Units"). Each Unit consists of one share ("Share") of Class A common stock of the Company and one warrant to purchase an additional share of common stock at $1.75 in the first year after issuance and $2.25 in the second year ("Warrant"). The Shares, the Warrants, and the shares of common stock to be issued upon exercise of the Warrants constitute the "Securities." The issuance of these Securities was exempt under Regulation S and Section 5 of the Securities Act because no offers or sales of the Units occurred within the United States.

Each purchaser of the securities described above has represented to the registrant that such purchaser understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear a legend to that effect.

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                                  Signatures
                                  ----------

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATED: July 16, 1998                   IAS COMMUNICATIONS, INC.



                                       BY: /s/ John G. Robertson
                                           -------------------------------
                                           JOHN G. ROBERTSON, President
                                           (Principal Executive Officer)



                                       BY: /s/ Jennifer Lorette
                                           -------------------------------
                                           JENNIFER LORETTE, Chief
                                           Financial Officer
                                           (Principal Financial Officer)